                                                                       EXHIBIT 5

June 30, 2004

Wellman, Inc
595 Shrewsbury Avenue
Shrewsbury, New Jersey 07702

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by Wellman, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), to be issued pursuant to the Company's Restricted Stock Plan (the "Plan").

In connection with this opinion, we have examined the following documents and records:

         1. The Restated Certificate of Incorporation of the Company, as amended to date;

         2. The By-Laws of the Company, as amended to date;

         3. The Plan; and

         4. The specimen certificate of Common Stock.

We have also examined such further corporate documents, records and proceedings, and reviewed such questions of law, as we have deemed necessary or appropriate in order to express the opinions contained herein.

We are qualified to practice law in the State of New York and we do not purport to express any opinion herein concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States.

Based upon such examination, it is our opinion that the Common Stock being registered by the Registration Statement, when issued and paid for as contemplated by the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.



Very truly yours,

/s/ Edwards & Angell, LLP
---------------------------------
Edwards & Angell, LLP